UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2006

BAUSCH & LOMB INCORPORATED
(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bausch & Lomb Place, Rochester, NY		14604-2701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 28, 2006, the Company amended its letter waivers (the “Letter Waivers”) in connection with its $400,000,000 Five Year Revolving Credit Agreement, dated July 26, 2005 (the “U.S. Credit Agreement”) and its five-year $375,000,000 term loan agreement, dated November 29, 2005 in favor of Bausch & Lomb B.V. and guaranteed by the Company (the “Term Loan Agreement”).  The amended Letter Waivers take effect immediately on October 2, 2006, the termination date of currently existing waivers, and extend that termination date to December 15, 2006. All other terms of the Letter Waivers, which are summarized in the Company’s Current Report on Form 8-K dated May 19, 2006, shall otherwise remain in effect.

As consideration for the waiver extensions, the Company will pay a fee equal to 0.10% of its aggregate commitments (the “Monthly Fee”) to each lender that executed the amendment. Payment of the Monthly Fee will be due and payable on October 3, 2006 and on the first day of each month thereafter that Borrower is delayed in filing its financial statements prior to December 15, 2006.

The Company is not aware and has not been made aware that there has been any breach of representation, breach of covenant or event of default under the U.S. Credit Agreement or Term Loan Agreement.  However, the Company believed it was prudent to obtain the amendments to the Letter Waivers as a precautionary measure.

As of the date of this filing, there are no outstanding borrowings under the U.S. Credit Agreement and the outstanding principal balance under the Term Loan Agreement is $375,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Stephen C. McCluski
Stephen C. McCluski
Senior Vice President and Chief Financial Officer

Date: August 31, 2006